Exhibit 3.1

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

BIOLIFE4D CORPORATION

BIOLIFE4D CORPORATION, a corporation organized and existing under and by virtue of the Delaware General Corporation Law (the “DGCL”),

DOES HEREBY CERTIFY:

FIRST: The name of the corporation is BIOLIFE4D CORPORATION (the “Corporation”) and that the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on November 14, 2016, and that two separate Certificates of Amendment to the original Certificate of Incorporation were filed with the Secretary of State of the State of Delaware on June 5, 2017 and June 16, 2017.

SECOND: This Amended and Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation by written consent without a meeting on January 24, 2022, in accordance with Sections 141(f), 242, and 245 of the DGCL and by the stockholders of the Corporation by written consent in lieu of a meeting thereof in accordance with Sections 228, 242, and 245 of the DGCL, and amends and supersedes in its entirety the Certificate of Incorporation, as amended, of the Corporation.

THIRD: The Certificate of Incorporation, as amended, of the Corporation is hereby amended and restated in its entirety to read as follows:

ARTICLE I

NAME

The name of the corporation is BIOLIFE4D CORPORATION (the “Corporation”).

ARTICLE II

REGISTERED OFFICE AND AGENT

The address of the registered office of this Corporation in the State of Delaware is 1209 Orange Street, Wilmington, Delaware, 19801, County of New Castle. The name of its registered agent at such address is National Registered Agents, Inc.

ARTICLE III

CORPORATE PURPOSE

The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

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ARTICLE IV

AUTHORIZED STOCK

The total number of shares which the Corporation is authorized to issue is 70,000,000, consisting of 50,000,000 shares of common stock, having a par value of $0.00001, and the previously authorized two classes of Voting Common Stock and Non-Voting Common Stock are hereby combined into one class of voting common stock and are hereby known as common stock, (“Common Stock”) and 20,000,000 shares of blank check preferred stock, having a par value of $0.00001 (“Preferred Stock). The Preferred Stock may be issued from time to time in one or more series in any manner permitted by law and the provisions of these Articles of Incorporation of the Corporation, as determined from time to time by the board of directors and stated in the resolution or resolutions providing for the issuance thereof, prior to the issuance of any shares thereof. The board of directors shall have the authority to fix and determine and to amend, subject to the provisions hereof, the rights and preferences of the shares of any series that is wholly unissued or to be established. Unless otherwise specifically provided in the resolution establishing any series, the board of directors shall further have the authority, after the issuance of shares of a series whose number it has designated, to amend the resolution establishing such series to decrease the number of shares of that series, but not below the number of shares of such series then outstanding.

ARTICLE V

LIMITATION OF DIRECTOR LIABILITY

(A) Elimination of Liability. A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL.

(B) Right to Indemnification.

1. Each person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including without limitation, an action by or in the right of the Corporation), by reason of the fact that such person is or was a director or officer of the Corporation or while serving as a director or officer of the Corporation is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Corporation to the fullest extent now or hereafter permitted by the DGCL. The right to indemnification conferred in this Article V shall also include the right to be paid by the Corporation all of the costs, fees and the expenses (including attorney’s fees and costs, judgments, fines, ERISA or other excise taxes, penalties, interest, and amounts paid in settlement) incurred in connection with any such action, suit, or proceeding in advance of its final disposition to the fullest extent permitted by the DGCL. The termination of any such action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that such person is not entitled to indemnification hereunder. To the fullest extent permitted by the DGCL, any present or former director or officer of the Corporation who brings a claim against the Corporation to enforce such person’s rights under this Article V shall be entitled to the advancement of expenses and, to the extent successful, indemnification by the Corporation in connection with the prosecution of such claim. The right to indemnification and advancement conferred in this Article V shall be a contract right.

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2. The Corporation may, by action of its Board of Directors, provide indemnification to such of the employees and agents of the Corporation to such extent and to such effect as the Board of Directors shall determine to be appropriate and authorized by the DGCL.

(C) Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the DGCL.

(D) Nonexclusivity of Rights. The rights and authority conferred in this Article V shall not be exclusive of any other right to advancement or indemnification that any person may otherwise have or hereafter acquire.

(E) Preservation of Rights. Neither the amendment nor repeal of this Article V, nor the adoption of any provision of this Certificate of Incorporation or the bylaws of the Corporation, nor, to the fullest extent permitted by the DGCL, any modification of law, shall adversely affect any right or protection of any person granted pursuant hereto existing at, or arising out of or related to any event, act or omission that occurred prior to, the time of such amendment, repeal, adoption or modification (regardless of when any proceeding (or part thereof) relating to such event, act or omission arises or is first threatened, commenced or completed). The rights conferred in this Article V still continue as to any person who has ceased to be a director or officer of the Corporation.

ARTICLE VI

BYLAWS

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors shall have the power to adopt, amend or repeal the bylaws of the Corporation, without any action on the part of the stockholders. The stockholders may adopt, amend, or repeal the bylaws of the Corporation only with the affirmative vote of the holders of not less than 66-2/3% of the total voting power of all outstanding securities of the Corporation then entitled to vote generally in the election of directors, voting together as a single class.

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IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed this 3rd day of February 2022.

BIOLIFE4D CORPORATION

/s/ Steven Morris
By:	Steven Morris
Its:	CEO

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